Exhibit 4.2

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS WARRANT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA OR ANY OTHER STATE AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SUCH SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 2511, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE OR SUCH PROVISIONS OF THE CORPORATIONS CODE OF ANY SUCH OTHER STATE. THE RIGHTS OF THE HOLDER OF THIS WARRANT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

Void after July 2, 2031

HILLEVAX, INC.

WARRANT

TO PURCHASE SHARES OF COMMON STOCK

THIS CERTIFIES THAT, for value received, Takeda Vaccines, Inc., together with its permitted successors and assigns (“Holder”) is entitled, subject to the terms set forth below, to subscribe for and purchase shares of common stock, par value $0.0001 per share (the “Common Stock”) of HILLEVAX, INC., a Delaware corporation (the “Company”), subject to adjustment as provided herein. This warrant and any warrant subsequently issued upon exchange or transfer hereof are hereinafter referred to collectively as the “Warrant.”

This Warrant is subject to the following terms and conditions:

1.    License Agreement. This Warrant is issued in connection with that certain License Agreement dated as of July 2, 2021 by and between Holder and the Company.

2.    Exercise of Warrant. The terms and conditions upon which this Warrant may be exercised, and the shares covered hereby may be purchased, are as follows:

2.1    Term. Subject to the terms hereof and unless sooner terminated as provided below in Section 6.2, this Warrant may be exercised at any time on or after the events set forth in Section 2.4, or from time to time, in whole or in part; provided, however, that in no event may this Warrant be exercised later than 5:00 p.m. (Pacific Time) on the close of business on July 2, 2031 (the “Exercise Period”).

2.2    Number of Common Stock Shares. This Warrant may be exercised for three million five hundred thousand (3,500,000) shares of Common Stock, subject to adjustment as provided herein.

2.3     Exercise Price. The “Exercise Price” shall be $0.0001 per share, subject to adjustment as provided herein.

2.4    Exercise Mechanics. This Warrant shall only be exercisable (a) in connection with a consolidation or merger of the Company with or into another corporation (other than a merger solely to effect a reincorporation of the Company into another state), the sale or other disposition of all or substantially all the properties and assets of the Company in its entirety to any other person, or any other sale or change in voting control of the Company by equity transfer or otherwise (collectively, a “Change of Control”), or (b) upon the consummation of, or at any time following the consummation of, an initial public offering of shares of the Company’s Common Stock (an “IPO”). Subject to the terms and conditions contained herein and while this Warrant remains outstanding and is exercisable, this Warrant is exercisable with respect to any or all of the shares of Common Stock, at the option of Holder, upon surrender of this Warrant to the Company together with either (x) a duly completed Notice of Exercise, in the form attached hereto as Exhibit A, payment of an amount equal to the Exercise Price multiplied by the number of shares of Common Stock with respect to which this Warrant is being exercised as provided in Section 2.5 below, or (y) a Net Issue Election Notice, in the form attached hereto as Exhibit B. If Holder exercises this Warrant with respect to less than all of the shares of Common Stock represented by this Warrant, the Company shall cancel this Warrant upon the surrender thereof and shall execute and deliver to Holder a new Warrant for the balance of such shares of Common Stock.

2.5    Payment. Payment of the Exercise Price for the shares of Common Stock with respect to which this Warrant is being exercised by Holder shall be made, at the option of Holder, (a) by delivery of cash payable by wire transfer of immediately available funds, (b) by the delivery of a cashier’s check or certified check, (c) by net issue election as set forth in Section 2.6 below, or (d) by any combination of (a) – (c).

2.6    Net Issue Election. Holder may elect to receive, without payment by Holder of any additional consideration, shares of Common Stock equal to the value of the “spread” on the shares of Common Stock or any portion thereof by the surrender of the Warrant to the Company, together with a duly completed Net Issue Election Notice, in the form attached hereto as Exhibit B, at the principal office of the Company, in which event the Company shall issue to Holder such number of shares of Common Stock as is computed using the following formula, rounded down to the nearest whole share:

X = Y (A – B)

            A

Where:	X =	The number of shares of Common Stock to be issued to Holder pursuant to the net issue election;

	Y =	The number of shares of Common Stock in respect of which the net issue election is made;

	A =	The fair market value (as determined below) of one share of Common Stock at the time the net issue election is made; and

	B =	The Exercise Price in effect under this Warrant as of the date of the net issue election.

For purposes of this Section 2.6, the fair market value of one share of Common Stock as of a particular date shall be as determined in good faith by the Board of Directors of the Company; provided that in connection with an IPO (including pursuant to Section 6.3 below), the fair market value shall equal the actual price to the public of the Common Stock sold in the IPO regardless of the subsequent trading price of the Common Stock after the initial pricing of the IPO.

3.    Adjustment of Exercise Price and Number of Shares. The Exercise Price and the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

3.1    Split, Subdivision or Combination. If the Company should at any time or from time to time fix a record date for (a) the effectuation of a split or subdivision of the outstanding shares of Common Stock or (b) the determination of the holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as the “Common Stock Equivalents”), without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents, then, as of such record date (or the date of such distribution, split or subdivision if no record date is fixed), the Exercise Price shall be appropriately decreased and the number of shares of Common Stock which this Warrant is exercisable for, if any, shall be appropriately increased in proportion to such increase of outstanding shares. Notwithstanding the foregoing, in any such case, the aggregate purchase price payable by Holder for the total number of shares of Common Stock (as adjusted) shall remain the same.

3.2    Combination of Shares. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, the Exercise Price shall be appropriately increased and the number of shares of Common Stock for which this Warrant is exercisable, if any, shall be appropriately decreased in proportion to such decrease in outstanding shares. Notwithstanding the foregoing, in any such case, the aggregate purchase price payable by Holder for the total number of shares of Common Stock (as adjusted) shall remain the same.

3.3    Reclassification or Reorganization. If the shares of Common Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision, conversion or combination of shares or stock dividend provided for in Sections 3.1 and 3.2 above), then and in each such event Holder shall be entitled to receive upon the exercise of this Warrant the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, to which a holder of the number of shares of Common Stock (or any shares of stock or other securities which may be) issuable upon the exercise of this Warrant would have received if this Warrant had been exercised immediately prior to such reorganization, reclassification or other change, all subject to further adjustment as provided herein. At the request of Holder, this Warrant will thereupon be cancelled and upon its surrender to the Company, the Company will execute and deliver at its expense a new Warrant reflecting the foregoing adjustment, but otherwise identical to the replaced Warrant.

3.4    Notice of Adjustments and Record Dates. The Company shall promptly notify Holder in writing of each adjustment or readjustment of the Exercise Price hereunder and the number of shares of Common Stock issuable upon the exercise of this Warrant. Such notice shall state the adjustment or readjustment and show in reasonable detail the facts on which that adjustment or readjustment is based. In the event of any taking by the Company of a record of holders of shares of Common Stock for the purpose of determining holders thereof who are entitled to receive any dividend or other distribution, the Company shall notify Holder in writing of such record date at least ten (10) days prior to the date specified therein.

3.5    Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All shares of Common Stock (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of a fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of a share of Common Stock (as determined in good faith by the Board of Directors of the Company) by such fraction.

3.6    Issue Tax. The issuance of certificates for the shares of Common Stock upon exercise of this Warrant shall be made without charge to Holder for any issuance tax in respect thereof provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of Holder.

3.7    No Impairment. The Company shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant. Without limiting the generality of the foregoing, the Company shall take all such action as may be necessary or appropriate in order that all shares of Common Stock as may be issued pursuant to the exercise of this Warrant shall, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

4.    Replacement of Warrants. On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft, destruction or mutilation of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense shall execute and deliver to Holder, in lieu thereof, a new Warrant of like tenor.

5.    No Rights or Liability as a Stockholder. This Warrant does not entitle Holder to any voting rights or other rights as a stockholder of the Company. No provisions hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder as a shareholder of the Company.

6.    Miscellaneous.

6.1    Limitations on Disposition. Holder agrees not to make any disposition of this Warrant or any shares of Common Stock issued upon exercise of this Warrant, unless and until (i) the transferee has agreed in writing for the benefit of the Company to be bound by this Section 6.1 and the other provisions of this Warrant as if such transferee were the original Holder hereof, provided and to the extent such provisions are then applicable, and (ii) such transfer is in compliance with all applicable securities laws.

6.2    Early Termination. In the event of, at any time during the Exercise Period, the Company proposes to conduct a Change of Control, the Company shall provide to Holder ten (10) days advance written notice prior to the closing of such Change of Control and this Warrant shall terminate (subject to the provisions of Section 6.3) unless exercised prior to the occurrence of such Change of Control.

6.3    Automatic Conversion upon Expiration or Termination. In the event that, at the end of the Exercise Period or earlier termination of this Warrant pursuant to Section 6.2, the fair market value (as determined in good faith by the Board of Directors of the Company) of one share of Common Stock for which this Warrant is exercisable (or other security issuable upon the exercise hereof) is greater than the Exercise Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be converted pursuant to Section 2.6 above as to all shares of Common Stock (or such other securities) for which it shall not previously have been exercised or converted, and the Company shall promptly deliver a certificate representing the shares of Common Stock (or such other securities) issued upon such conversion to the Holder.

6.4    Titles and Subtitles. The titles and subtitles used in this Warrant are for convenience only and are not to be considered in construing or interpreting this Warrant.

6.5    Notices. All notices and other communications under this Warrant shall be in writing and shall be deemed given upon receipt if delivered personally, or when sent if mailed by registered or certified mail (return receipt requested) or by reputable overnight express courier (charges prepaid) to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by advance written notice to the other parties.

6.6    Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such party may be entitled.

6.7    Amendments and Waivers. This Warrant may be amended and the observance of any other term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and Holder. Any amendment or waiver effected in accordance with this Section 6.7 shall be binding upon Holder of this Warrant (and of any shares of Common Stock into which this Warrant is exercisable), and each future holder of all such securities and the Company.

6.8    Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.9    Governing Law. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to its conflicts of laws principles.

[SIGNATURE PAGE FOLLOWS]

This Warrant may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Date: July 2, 2021	HILLEVAX, INC., a Delaware corporation

	By:	/s/ Robert Hershberg
	Name:	Robert Hershberg
	Title:	Chief Executive Officer

ACKNOWLEDGED AND AGREED:

HOLDER:

TAKEDA VACCINES, INC.

By:	/s/ Rajeev Venkayya
Name:	Rajeev Venkayya, M.D.
Title:	President, Global Vaccine Unit

Address:

[SIGNATURE PAGE TO WARRANT TO PURCHASE

SHARES OF COMMON STOCK]

EXHIBIT A

FORM OF NOTICE OF EXERCISE

The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder,             shares of Common Stock (as defined in the attached Warrant)* of HILLEVAX, INC., a Delaware corporation and herewith makes payment of $         therefor and requests that the certificates for such shares be issued in the name of, and delivered to,                     , federal taxpayer identification number                     , whose address is                     .

In exercising this Warrant, the undersigned hereby confirms and acknowledges that the              shares of Common Stock (as defined in the attached Warrant) are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of, and delivered to,                     , federal taxpayer identification number                     , whose address is                     .

Dated:

(Signature must conform to name of holder as specified on the face of the Warrant)

*	Insert here the number of shares as to which the Warrant is being exercised.

EXHIBIT B

FORM OF NET ISSUE ELECTION NOTICE

(To be signed only on net issue exercise of the Warrant)

The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant with respect to             shares of Common Stock (as defined in the attached Warrant) of HILLEVAX, INC., a Delaware corporation, pursuant to the net issue election provisions set forth in Section 2.6 of the Warrant and requests that the certificates for the number of shares of Common Stock issuable pursuant to said Section 2.6 after application of the net issue election formula to such shares of Common Stock be issued in the name of, and delivered to,                     , federal taxpayer identification number                     , whose address is                     .

In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of, and delivered to,                     , federal taxpayer identification number                     , whose address is                     .

Dated:

(Signature must conform to name of holder as specified on the face of the Warrant)